Exhibit 23.1

Deloitte & Touche LLP
111 S. Wacker Drive Chicago, IL 60606-4301 USA Tel: +1 312 486 1000 Fax: +1 312 486 1486 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2016, relating to the consolidated financial statements of Potbelly Corporation and subsidiaries appearing in the Annual Report on Form 10-K of Potbelly Corporation and subsidiaries for the year ended December 27, 2015.

Chicago, Illinois
August 3, 2016

Member of Deloitte Touche Tohmatsu Limited